Exhibit 10.18

OFFICE LEASE

1749 Old Meadow Road, McLean VA 22102

Scandium LLC a Virginia limited liability company,

Landlord

and

KAE Holdings, Inc. a Delaware corporation

Tenant

Premises:

1749 Old Meadow Road

Suite 500

McLean, VA 22102

October   22nd  , 2019

DEED OF LEASE

THIS DEED OF LEASE (the “Lease”) is made as of the 22nd day of October, 2019 by and between Scandium LLC a Virginia limited liability company (“Landlord”), and KAE Holdings, Inc. a Delaware corporation (“Tenant”).

RECITALS

A.Landlord is the owner of an office building (the “Building”), located at 1749 Old Meadow Road, McLean VA 22102

B.Tenant desires to lease space in the Building, and Landlord is willing to rent space in the Building to Tenant, upon the terms, conditions, covenants and agreements set forth herein.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

ARTICLE I

BASIC TERMS

(a)“Premises” shall mean approximately 5,331 square feet of rentable area located on the fifth (5th) floor of the Building in Suite 500 and approximately shown crosshatched on Exhibit A attached to this Lease incorporated herein. The said approximation of square footage shall in no way affect the amount of rent payable hereunder should any variance be found to exist between said approximation and actual square footage.

(b)“Base Rent” shall mean the fixed rent paid monthly during the Lease Term as provided in the following schedule, which schedule reflects an annual rent for the first Lease Year based Twenty Three and 30/100 Dollars ($23.30) per rentable square foot of the Premises and annual increases in Base Rent equal to three and one quarter percent (3.25%) starting on the first anniversary of the Rent Commencement Date and annually thereafter:

LEASE YEAR	ANNUAL RENT	MONTHLY RENT
1	$124,212.30	$10,351.03
2	$128,249.20	$10,687.43
3	$132,417.30	$11,034.77
4	$136,720.86	$11,393.41

(c)	“Lease Commencement Date” shall mean the date determined in accordance with Section 2.3 hereof
(d)	“Rent Commencement Date” shall mean the earlier of December 1, 2019, or the date Tenant commences business operations in the Premises.
(e)	“Lease Term” shall mean a term commencing on the Rent Commencement Date and expiring forty eight (48) months thereafter.
(f)	“Lease Year” shall mean with respect to the first Lease Year, that period beginning on the Rent Commencement Date and expiring on the last day of the twelfth (12th) full calendar month thereafter, if the Rent Commencement Date is the first day of a month, and expiring on the date that is twelve (12) calendar months after the first day of the first full month following the Rent Commencement Date, if the Rent Commencement Date is not the first day of a month, and (b) with respect to each subsequent Lease Year, and each succeeding period of twelve (12) full calendar months during the entire Lease Term.

(g)	Intentionally deleted
(h)	“Base Year Taxes” shall mean the Building’s 2019 Taxes.
(i)	Suite 300 Lease Termination. The Lease dated February 1, 2018 between the parties shall be terminated on the Rent Commencement Date for the Premises.
(i)	“Security Deposit” shall mean the sum of Ten Thousand Three Hundred Fifty One and 03/100 Dollars ($10,351/03) under terms more fully described in Section 5.1 herein. Tenant shall submit the first month of Base Rent and the amount necessary to increase the current Security Deposit for Suite 300 to the Security Deposit amount for the Premises upon Lease execution. Tenant’s security Deposit from Suite 300 will be applied towards the Security Deposit for Suite 500/the Premises.

ARTICLE II

THE PREMISES AND THE LEASE TERM

Section 2.1 Demise of the Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Lease Term and upon the terms, conditions, covenants and agreements herein provided. The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building (the “Common Areas”), but includes no other rights not specifically set forth herein. Landlord reserves the right to modify the size, location, arrangement, finish and other features of the Common Areas.

Section 2.2 Lease Term. The Lease Term shall commence on the Lease Commencement Date, as determined pursuant to Section 2.3 hereof, and shall continue for the period of time comprising the Lease Term from and after the first day of the first month following the Rent Commencement Date, unless the Lease Term is terminated earlier in accordance with the provisions of this Lease.

Section 2.3 Lease Commencement Date. The “Lease Commencement Date” shall be date of full lease execution.

Section 2.4 Certificate of Commencement Dates. Promptly after the Commencement Dates have been determined, Landlord and Tenant agree to execute a written declaration in the form attached hereto as Exhibit C setting forth the Commencement Dates and the date upon which the Lease Term will expire. Failure to sign said written declaration shall not affect the commencement or expiration of the Lease Term.

Section 2.5 Delay in Delivery of Premises. If Landlord is unable to deliver possession of the Premises Landlord shall not have any liability whatsoever to Tenant on account of Landlord’s inability to deliver possession of the Premises to Tenant.

Section 2.6 Intentionally Deleted

ARTICLE III

BASE RENT

Section 3.1 Base Rent. Tenant shall pay to Landlord the Base Rent for the Premises, without setoff, deduction or demand. Base Rent shall be payable on the Rent Commencement Date and thereafter monthly, in advance, on the first day of each month during the Lease Term. Concurrently with the signing of this Lease, Tenant shall pay to Landlord a sum equal to one month’s Base Rent, which sum shall be credited by Landlord against the Base Rent due for the first full calendar month of the Lease Term. If the Rent Commencement Date is a date other than on the first day of a month, Base Rent from such date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the Base Rent for each day.

Section 3.2 Payment of Rent. All rent shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder.

ARTICLE IV

ADDITIONAL RENT

Section 4.1 Increases in Real Estate Taxes.

(a)Commencing twelve (12) months after the Rent Commencement Date, and each year thereafter Tenant shall pay to Landlord the product of Tenant’s Percentage of Taxes times the amount by which the Taxes (as hereinafter defined) incurred by Landlord during each calendar year falling entirely or partly within the Lease Term exceed the Base Year Taxes.

(b)“Taxes” are defined as (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the equipment, fixtures, or other property therein which taxes or charges are in the nature of, in addition to, or in substitution for real estate taxes, including, without limitation, any license fees, business improvement district fees of any quasi-governmental organization, tax measured by or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Building, but shall not include any federal or local income tax. Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Taxes, including, but not limited to, reasonable attorneys’ fees, to the extent that such expenses relate to savings realized during the Lease Term.

(c)Landlord shall submit to Tenant each year a statement setting forth the amounts payable by Tenant pursuant to this Section 4.1 for the preceding calendar year(s). Within thirty (30) days after receipt of such statement, Tenant shall pay to Landlord the amount shown thereon. Failure by Landlord to submit such a statement shall not relieve Tenant of its obligations to pay the Taxes specified hereunder.

(d)Landlord shall have the option of requiring Tenant to make estimated monthly payments on account of the amount Tenant will be obligated to pay pursuant to this Section 4.1 for each calendar year falling entirely or partly within the Lease Term. Landlord shall submit to Tenant a statement setting forth Landlord’s reasonable estimate of the amounts Tenant will be obligated to pay pursuant to this Section 4.1 for the calendar year in question, which reasonable estimate may be revised from time to time, and Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to such estimated amount multiplied by a fraction, the numerator of which is l, and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within ninety (90) days after the expiration of such calendar year or as soon thereafter as reasonably practical, Landlord shall submit to Tenant a statement showing

Tenant’s proportionate share of the increases in the Taxes incurred during such calendar year and the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant’s actual liability for such increases, Tenant shall deduct the net overpayment from its next estimated payment or payments on account of future increases in the Taxes. If Tenant’s actual liability for such increase exceeds the estimated payments made by Tenant on account thereof, then Tenant shall within thirty (30) days pay to Landlord the total amount of such deficiency.

(e)In the event the Lease Term commences or expires during a calendar year, the increases in Taxes to be paid by Tenant for such calendar year shall be determined by multiplying the amount of Tenant’s proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365. Tenant’s liability for its proportionate share of the increases in the Taxes for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term and shall be payable as provided in this Section 4.1.

Section 4.2 Treatment as Additional Rent. All payments required to be made by Tenant pursuant to this Article IV shall be additional rent for the Premises and shall be paid to Landlord, without setoff or deduction, in the same manner as Base Rent is payable pursuant to Article III hereof. Notwithstanding any dispute which may arise in connection with the computation or estimate of the amount due under this Article IV, the Tenant shall be obligated to pay the amount specified by the Landlord without set-off or deduction, pending the resolution of any dispute.

Section 4.3 Additional Taxes or Governmental Charges. In the event that any business, rent or other taxes, or any governmental charges that are now or hereafter levied upon Tenant’s use or occupancy of the Premises or Tenant’s business at the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection of payment of such taxes, Tenant shall pay any and all such taxes to Landlord within thirty (30) days of written demand from Landlord.

ARTICLE V

SECURITY DEPOSIT

Section 5.1 Security Deposit. Tenant hereby pledges the Security Deposit and grants that Security Deposit to Landlord as security for all of Tenant’s obligations under this Lease. Landlord shall not be required to maintain the Security Deposit in a separate account. The Security Deposit shall not earn interest, unless required to do so by any provision of law. Upon the expiration of the Lease Term, and provided Tenant is not in default hereunder, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any default by Tenant hereunder. In the event of any default by Tenant hereunder during the Lease Term, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for (i) the payment of any Base Rent or additional rent or any other sum as to which Tenant is in default, or (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to Section 9.2 hereof, or (iii) the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant’s default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises. If any portion of the Security Deposit is so used or applied, within three (3) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall constitute a Event of Default under this Lease. In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser, in which event Tenant shall look only to the new Landlord for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit. Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage encumbering the Building for return of the Security Deposit if such holder or its successors or assigns shall succeed to the ownership of the Building whether by foreclosure or deed in lieu thereof, except if and to the extent the Security Deposit is actually transferred to such holder. In the absence of evidence satisfactory to Landlord for any permitted assignment of the right to receive the Security Deposit, or the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in such Security Deposit. In such event, upon the return of the Security Deposit (or balance thereof) to the original Tenant, Landlord shall be completely relieved of liability hereunder.

ARTICLE VI

USE OF PREMISES

Section 6.1 Use of Premises. Tenant shall use and occupy the Premises solely for general office purposes and for no other use or purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to the Landlord or other tenants of the Building or for any purpose prohibited in the rules and regulations promulgated by Landlord. Tenant acknowledges that a use which attracts a large number of people, such as an employment agency or public defender’s office, would cause unreasonable annoyance to the Landlord. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the Commonwealth of Virginia, and any other public or quasi-public authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy or non-residential use permit for the Premises, Tenant will obtain such permit at Tenant’s own expense.

ARTICLE VII

PARKING

Section 7.1 Parking. Landlord shall provide Tenant with the right to three (3) parking spaces per 1,000 RSF of Premises in the Building parking lot free of charge during the Initial Lease Term.

ARTICLE VIII

ASSIGNMENT AND SUBLETTING

Section 8.1 Landlord Consent Required. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or its interest therein, or sublet, rent or permit anyone to occupy the Premises, or any part thereof, besides Tenant and Tenant’s customers (where each customer is an irrevocable contractual licensee of Tenant), without giving Landlord thirty (30) days’ prior written notice of Tenant’s intention to assign or sublet the Premises and obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld if all of the following conditions have been satisfied: (i) Tenant shall have demonstrated, to Landlord’s satisfaction, that the use of the Premises shall comply with the terms of this Lease and that the credit-worthiness of the assignee or subtenant is as substantial as Tenant’s as of the date of this Lease; (ii) the form and content of any assignment or sublease documents shall have been reasonably approved by Landlord and its counsel; (iii) Tenant shall pay an administrative fee of One thousand dollars ($1,000.00) to landlord, and shall have reimbursed Landlord for any reasonable attorneys’ fees and expenses incurred by Landlord in connection with such assignment or sublease; (iv) the assignee or subtenant is not a tenant in the Building; and (v) the assignee or subtenant does not have any diplomatic immunity. Notwithstanding anything to the contrary in this Lease, Landlord may condition its consent to a proposed assignment upon Tenant’s execution and delivery of a guaranty in a form acceptable to Landlord and its counsel of the monetary performance by the proposed assignee, other than a Related Entity, of its financial obligations under this Lease. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord’s consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment or subletting. If an Event of Default has occurred and is continuing, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. Landlord consents to Tenant subleasing to Axxum Technologies and Cloudburst Security.

Section 8.2 Deemed As Assignment. If Tenant is a partnership or limited liability company, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning a controlling or majority interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of subsection (a) above. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer (whether by way of one or more sales or transfers) of a controlling or majority interest of the capital stock of Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional exchange. Notwithstanding the foregoing, investment of capital in Tenant in exchange for issuance of equity in Tenant and a public offering of an equity interest in Tenant on a nationally recognized exchange shall be permitted without Landlord’s consent and shall not constitute an assignment or transfer of this Lease.

Section 8.3 Landlord Option to Terminate. If Tenant desires to assign or sublet more than fifty percent (50%) of the rentable area of the Premises (i.e., 50% in the aggregate including any prior or simultaneously assigned or subleased space), Landlord shall have the option to terminate this Lease with regard to that portion of the Premises that Tenant desires to assign or sublet and, in addition, Landlord shall have the option to require any existing assignees or sublessees of Tenant to attorn to Landlord. Landlord may exercise the option by giving Tenant written notice within thirty (30) days after Landlord has received Tenant’s written notice of intention to assign or sublet pursuant to this Section. The effective date of termination shall be mutually agreed upon by Landlord and Tenant, and, if they cannot agree upon a termination date, the termination date will be ninety (90) days from the date Landlord received the notice that Tenant desires to assign or sublet more than fifty percent (50%) of the rentable area of the Premises. Upon termination, all of the rights and obligations of Landlord and Tenant under the terms of this Lease shall be terminated with regard only to that portion of the rentable area of the Premises which Tenant notified Landlord that Tenant desires to assign or sublet, except the obligation of Tenant to pay rent and all other charges that accrue to the date of termination. The options of Landlord under this Section shall apply to each assignment or sublease by Tenant and a waiver by Landlord as to one assignment or sublease shall not affect any subsequent assignment or sublease.

Section 8.4 Landlord to Share in Tenant Profit. If Tenant desires to assign or sublet the whole or a part of the Premises, Landlord may condition its consent to the subletting or assignment on the requirement that fifty percent (50%) of the net profit derived by Tenant from the assignment or subletting shall be paid by Tenant to Landlord as additional rent. Net profit shall be deemed to mean the net proceeds received by Tenant from any subletting or assignment less brokerage and other expenses incurred in making the assignment or sublease amortized, however, over the term of the assignment or sublease. Said net profit shall be paid monthly to Landlord by Tenant at the times that the subrent or assignment charge is paid by the subtenant or assignee to Tenant and as and when the same is received by Tenant. Tenant expressly waives any right that it may have to retain such excess pursuant to the provisions of Section 365(f) of the Bankruptcy Code.

ARTICLE IX

TENANT’S MAINTENANCE AND REPAIR

Section 9.1 Tenant to Maintain Premises. Tenant will keep and maintain the Premises and all fixtures and equipment located therein in a clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, will suffer no waste or injury thereto, and will, at the expiration or other termination of the Lease Term, surrender the Premises, broom clean, in the same order and condition in which they are in on the Rent Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted.

Section 9.2 Tenant to Pay for Repairs. Except as otherwise provided in Article XVIII hereof, all injury, breakage and damage to the Premises and to any other part of the Building caused by any act or omission of Tenant or any agent, employee, subtenant, licensee, contractor, customer, client, family member, or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as additional rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.

Section 9.3 Tenant to Comply with Laws. Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the federal and local governments and of all other governmental authorities affecting the Premises or appurtenances thereto or any part thereof whether the same are in force as of the Lease Commencement Date or may in the future be passed, enacted or directed, and Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Section 9.3.

ARTICLE X

TENANT ALTERATIONS

Section 10.1 Initial Alterations. Tenant has had the opportunity to inspect the Premises and accepts the Premises in its condition “as is” as of the date hereof. It is understood and agreed that Landlord will not make, and is under no obligation to make, any alterations, decorations, additions or improvements in or to the Premises except as set forth in the Work Agreement, Exhibit B or as otherwise provided in this Lease.

Section 10.2 Tenant Alterations. Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as “improvements”), structural or otherwise, in or to the Premises or the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. When granting its consent, Landlord may impose any conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons to perform the work, and the obtaining of specified insurance. All improvements permitted by Landlord must be performed by bonded contractors and must conform to all rules and regulations established from time to time by the Board of Fire Underwriters having jurisdiction or similar body exercising similar functions and to all laws, regulations and requirements of the federal and local governments. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanic’s and materialmen’s liens against the Building and the land upon which it is situated from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with improvements to the Premises. If, notwithstanding the foregoing, any mechanic’s or materialmen’s lien is filed against the Premises, the Building and/or the land upon which it is situated, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond. If Tenant shall fail to discharge any such mechanic’s or materialmen’s lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys’ fees incurred in connection therewith) as additional rent payable with the next payment of Base Rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any alterations, decorations, additions or improvements to the Premises, other than those made by Landlord pursuant to the Work Agreement, shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall not be deemed to be the agent of Landlord. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Building or the land upon which it is situated to any mechanic’s or materialmen’s liens which may be filed in connection therewith. Tenant shall supply Landlord with as-built plans showing all improvements by Tenant to the Premises or the Building promptly upon completion of each such improvement. Landlord acknowledges that Tenant intends to modify the Premises for use as office space, including reconfiguring the floorplan, and agrees to work reasonably with Tenant to review and approve any such plans.

Section 10.3 Improvements. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises. If any improvements are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All improvements to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term: except (1) that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant and (2) that Landlord shall have the right to require Tenant to remove all tenant improvements and fixtures at the end of the Lease Term at the sole cost of Tenant, provided that Landlord indicated in its consent to any such improvements that Tenant shall remove same prior to the expiration or earlier termination of this Lease. All damage and injury to the Premises or the Building caused by any removal shall be repaired by Tenant, at Tenant’s sole expense, so as to conform the Premises to the standard condition of the Building. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

ARTICLE XI

SIGNS AND FURNISHINGS

Section 11.1 Signs and Notices. No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building except on the directories and the doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord. All of Tenant’s signs that are approved by Landlord shall be installed by Landlord at Tenant’s cost and expense, except Landlord at Landlord’s expense shall install a standard suite entry sign and Tenant’s name on the Building lobby directory. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent hereunder. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant’s expense. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building except the Premises.

Section 11.2 Furnishings. Landlord shall have the right to prescribe the weight and position of file systems, safes, computer systems, and other heavy items, equipment and fixtures, which, if considered necessary by the Landlord, shall stand on plank strips to distribute their weight. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired by and at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the direct control and supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of Tenant’s furniture, equipment or other material there delivered or deposited.

ARTICLE XII

TENANT’S EQUIPMENT

Section 12.1 Tenant’s Equipment. Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110-volt power or anything other than normal office equipment and appliances without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities (including, but not limited to any excess utility, sales or other taxes and resultant increases in electricity charges for the Building) and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. Standard network servers to support personal in the Premises are normal office equipment for the purpose of this lease. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.

ARTICLE XIII

INSPECTION BY LANDLORD

Section 13.1 Inspection by Landlord. Tenant will permit Landlord, or its agents or representatives, to enter the Premises, at any time and from time to time, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to make such alterations and/or repairs as in the sole judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Lease Term. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant’s use of the Premises.

ARTICLE XIV

INSURANCE

Section 14.1 Tenant to Comply with Insurance Requirements. Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and any such sum shall be considered additional rent payable hereunder.

Section 14.2 Tenant to Carry Insurance. Throughout the Lease Term, Tenant shall obtain and maintain public liability insurance, comprehensive property damage, and full coverage plate glass insurance in a company or companies licensed to do business in the Commonwealth of Virginia and approved by Landlord. Said insurance shall be in the following minimum amounts approved by Landlord:

(i) Commercial General Liability
General Aggregate:	$2,000,000
Products, Completed Operations Aggregate:	$3,000,000
Personal Injury:	$1,000,000
Each Occurrence:	$1,000,000
Excess Liability (umbrella form only):	$1,000,000

(ii) Workers Compensation
Employers’ Liability:	$100,000
(each accident)
Disease Policy Limit:	$500,000
Disease Policy (each employee):	$100,000

Landlord may change the minimum amounts of insurance from time to time, all insurance policies shall name Landlord and Trammell Crow Real Estate, as additional insureds thereunder, shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived its right of action against any party prior to the occurrence of a loss, shall contain a standard waiver of subrogation endorsement, and, at the request of Landlord, shall include any mortgagee or ground lessor as additional insureds. Receipts evidencing payment of the premium for such insurance shall be delivered by Tenant at least annually, and each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord thirty (30) days’ prior written notice of such proposed action.

ARTICLE XV

SERVICES AND UTILITIES

Section 15.1 Services and Utilities. Landlord shall furnish to the Premises air-conditioning and heat during the seasons when they are required, as determined in Landlord’s reasonable judgment at Landlord’s sole cost. Landlord shall also provide, at Landlord’s sole cost, reasonably adequate electricity, water, exterior window-cleaning service, and janitorial service for the Common Areas, the janitorial service to be provided after 5:00 p.m. on Monday through Friday only(excluding legal holidays), as required in Landlord’s sole but not unreasonable judgment. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators and/or the Building. The normal hours of operation of the Building will be 8:00 a.m. to 6:00 p.m. on Monday through Friday (except legal holidays). There will be no normal hours of operation of the Building on Saturdays, Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein. It is also agreed that if Tenant requires air-conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air-conditioning or heat, provided Tenant gives Landlord’s agent sufficient advance notice of such requirement. Tenant hereby agrees to pay for the cost of such extra service in accordance with Landlord’s then current schedule of costs and assessments for such extra service.

Section 15.2 Failure of Utilities. Landlord shall not have any liability to Tenant whatsoever as a result of Landlord’s failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

ARTICLE XVI

LIABILITY OF LANDLORD

Section 16.1 Liability of Landlord Limited. Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss compensation or claim, including but not limited to claims for the interruption of or loss to Tenant’s business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: repairs to any portion of the Premises or the Building; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this lease by reason of the destruction of the Premises; any fire, robbery, theft, mysterious disappearance and/or any other casualty; the actions of any other tenants of the Building or of any other person or persons; and any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing work in the Building. Any goods, property or personal effects stored or placed by the Tenant or its employees in or about the Premises or Building shall be at the sole risk of the Tenant, and the Landlord shall not in any manner be held responsible therefor. It is understood that the employees of the Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of the Tenant for such purposes and not as the agent of the Landlord. Notwithstanding the foregoing provisions of this Section 16.1, Landlord shall not be released from liability to Tenant for any damage or injury caused by the willful misconduct or gross negligence of Landlord, its employees and agents.

Section 16.2 Tenant to Indemnify Landlord. Tenant hereby agrees to indemnify and hold Landlord and Landlord’s agents and its and their officers, directors, and employees, harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees) suffered by or claimed against Landlord and Landlord’s agents and its and their officers, directors, and employees, directly or indirectly, based on, arising out of or resulting from (i) Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any act or omission by Tenant or its employees, agents or invitees, or (iii)any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease.

Section 16.3 Transfer of Building. In the event that at any time Landlord shall sell or transfer the Building, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer and the new owner of the Building shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring before the date of such sale or transfer.

Section 16.4 No Rental Offset. In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant’s sole method for recovering upon such claim shall be to institute an independent action against Landlord.

Section 16.5 No Recourse Against Landlord. In the event Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment shall be limited to execution against Landlord’s interest in the Building. In no event shall any partner, shareholder, officer, director or any principal of Landlord or any other persons be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord.

ARTICLE XVIl

RULES AND REGULATIONS

Section 17.1 Rules and Regulations. Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall at all times abide by and observe the rules and regulations promulgated by Landlord. The initial rules and regulations are attached hereto as Exhibit D. In addition, Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with the provisions of this Lease. A breach of such rules and regulations by Tenant or anyone using the Premises under Tenant shall be a default under this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other Tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, business invitees, licensees, customers, clients, family members or guests. If there are any inconsistencies between this Lease and the provisions of the rules and regulations, the provisions of this Lease will prevail.

ARTICLE XVIII

DAMAGE OR DESTRUCTION

Section 18.1 Restoration. If during the Lease Term the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if the repairs and restoration cannot be completed within ninety (90) days after the occurrence of such damage (taking into account the time needed for removal of debris, preparation of plans and issuance of all required governmental permits), Landlord shall have the right, at its sole option, (i) to terminate this Lease by giving written notice of termination to Tenant within sixty (60) days after the occurrence of such damage; or (ii) to relocate Tenant to comparable space in the Building whereupon this Lease shall continue in full force and effect except that such space shall be deemed to be the Premises for all purposes of this Lease subject to the requirements of Section 23.2(ii), or (iii) to restore and repair the Premises; Tenant shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Landlord within ninety (90) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, all rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage. If this Lease is not terminated as a result of damage, and provided that such damage was not caused by the intentional act or negligence of Tenant, or any of its employees, agents, licensees, subtenants, customers, clients, family members or guests, until the repair and restoration of the Premises is completed Tenant shall be required to pay Base Rent and additional rent only for that part of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises, except that if such damage or destruction was caused by the act or omission of Tenant, or any of its employees, agents, licensees, subtenants, customers, clients, family members or guests, upon written demand from Landlord, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction.

Section 18.2 Tenant to Repair Furnishings. If Landlord repairs and restores the Premises as provided in Section 18.1, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant’s sole responsibility to repair and restore all such items.

Section 18.3 Landlord Right to Terminate. Notwithstanding anything to the contrary contained herein, if there is a destruction of the Building that exceeds twenty-five percent (25%) of the replacement value of the Building from any risk, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant.

ARTICLE XIX

CONDEMNATION

Section 19.1 Effect of Condemnation. If the whole or a substantial part (as hereinafter defined) of the Premises and/or the Building or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasigovernmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the

Premises (or the use and occupancy thereof) is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the Base Rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area in the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Section 19.1, a substantial part of the Premises shall be considered to have been taken if more than twenty-five percent (25%) (in the case of a temporary taking only if for a term greater than one year) of the Premises is rendered unusable as a result of such taking. Two or more consecutive takings (e.g., two successive one-year takings) shall be considered one taking for the full period of such consecutive takings.

Section 19.2 Condemnation Proceeds. All awards, damages and other compensation paid by the condemning authority on account of the taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against the Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired Lease Term, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and for relocation expenses, provided that such claim shall in no way diminish the award nor compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

ARTICLE XX

DEFAULT BY TENANT

Section 20.1 Tenant Defaults. The occurrence of any of the following shall constitute an event of default (“Event of Default”) by Tenant under this Lease:

(a)If Tenant shall fail to pay any payment of Base Rent or additional rent when due, or shall fail to make any other payment required by this Lease when due.

(b)If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease.

(c)If Tenant shall vacate or abandon the Premises.

(d)If the Tenant (i) is voluntarily adjudicated a bankrupt or insolvent, (ii) seeks or consents to the appointment of a receiver or trustee for itself or for all or a part of its property, (iii) files a petition seeking relief under the bankruptcy or similar laws of the United States or any local or any other jurisdiction, (iv) makes a general assignment for the benefit of creditors, or (v) admits in writing its inability to pay its debts as they mature.

(e)If a petition shall be filed against the Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, local, or other statute, law or regulation and shall remain undismissed or unstayed for thirty (30) days, or if any trustee, receiver or liquidator of the Tenant, or of all or any substantial part of its properties, shall be appointed without the consent or acquiescence of the Tenant and such appointment shall remain unvacated or unstayed for thirty (30) days.

Section 20.2 Termination or Re-entry Upon Event of Default. If an Event of Default shall have occurred, Landlord shall have the right, at its sole option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this Article XX shall operate as a notice to quit; and any other notice to quit or notice of Landlord’s intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. If this Lease is terminated by reason of an Event of Default, the Premises may be relet by Landlord for such rent and upon such terms as Landlord deems reasonable under the circumstances and, if the full rental provided herein plus the costs, expenses and damages described below shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in fixed and additional rent, reasonable attorneys’ fees, brokerage fees, and the expenses of placing the Premises in first-class rentable condition. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord’s option may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section 20.2 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

Section 20.3 Rights of Landlord to be Cumulative. All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder, at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord’s rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

Section 20.4 No Accord and Satisfaction. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of fixed rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

Section 20.5 Landlord May Act on Tenant’s Behalf. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the “prime rate” or subsequent reference rate then being charged by PNC Bank. from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

Section 20.6 Interest and Late Charge. If Tenant fails to make any payment of Base Rent or of additional rent within seven (7) days of the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the “prime rate” then being charged by PNC Bank of D.C. from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder within two (2) days of written demand therefor. For the first time in any calendar year that Tenant has failed to pay Base Rent or additional rent, such late charge and interest, as described in this Section 20.6, shall not apply unless Tenant fails to make such payment within seven (7) days of receipt of Landlord’s written notice of such delinquency. Landlord shall not be required to give Tenant such notice more than once in any calendar year prior to assessing such late charge and interest.

Section 20.7 Landlord’s Security Interest. Landlord shall have a lien upon, and Tenant hereby grants to Landlord a security interest in all personal property of Tenant located in the Premises, which is not leased, financed or is not the intellectual property of Tenant, as security for the payment of all rent and the performance of all other obligations of Tenant required by this Lease. In order to perfect and enforce said lien and security interest, Tenant agrees to execute all required financing statements. Landlord may enforce its security interest and seize and take possession of any and all personal property, as defined herein above, belonging to Tenant which may be found in and upon the Premises following recovery of possession of the Premises or termination of the Lease in accordance with the Uniform Commercial Code in effect in the Commonwealth of Virginia. If Tenant fails to redeem the personal property so seized by payment of all sums due Landlord under and by virtue of this Lease, Landlord shall have the right, after ten (10) business days’ written notice to Tenant, to sell such personal property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous. After the payment of all property charges incident to such sale, the proceeds thereof shall be applied to the payment of any and all sums due to any surplus remaining after the payment of all sums due to Landlord, such surplus shall be paid over to Tenant. Nothing herein shall prevent Tenant from removing any personal property from the Premises and replacing it with comparable items during the Lease Term. This section is not intended to limit or restrict in any way Landlord’s right to any lien or rent by statute or common law.

ARTICLE XXI

SUBORDINATION AND ATTORNMENT

Section 21.1 Subordination. This Lease is and shall remain subject and subordinate to the lien of any and all current and future mortgages and/or any ground leases (which term “mortgages” shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Building, the land on which the Building is located and to all and any renewals, extensions, modifications, recastings or refinancings thereof. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage and Tenant agrees to execute all documents required by such holder in confirmation thereof. Tenant shall, at Landlord’s request, promptly execute any requisite or appropriate certificate or other document to effect the subordination of this Lease. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant if Tenant fails to sign and return any such certificate or other document within ten (10) days after receipt by Tenant.

Section 21.2 Attornment. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building or the termination of any ground lease affecting the Building, Tenant shall attorn to the purchaser at such foreclosure sale or any ground lessor, as the case may be, if requested to do so by such party, and shall recognize such party as Landlord, under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed.

Section 21.3 Mortgagee Rights. Tenant shall, at its own expense, comply with all reasonable notices of Landlord’s mortgagee or other financial institution providing funds which are secured by a mortgage or deed of trust placed on the whole or any part of the real property of which the Premises are a part, respecting all matters of occupancy, use, condition or maintenance of the Premises, provided the same shall not unreasonably interfere with the conduct of Tenant’s business nor materially limit or affect the rights of the parties under this Lease. Tenant shall give Landlord’s mortgagee a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing of the address of the mortgagee. Notice shall be provided to the mortgagee in accordance with the Notice provision of this Lease. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period, if any, provided in this Lease, the mortgagee shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee bas commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.

ARTICLE XXII

HOLDING OVER

Section 22.1 Tenant Holding Over. In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a Tenant by the month at one and a halftimes the Base Rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly Tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease (including, without limitation, one payment of all additional rent), except for the amount of the Base Rent, which shall be in the amount specified in this paragraph. Tenant shall give to Landlord at least thirty (30) days’ written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days’ written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days’ notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 22.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord’s acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. To the extent permitted by law, the Landlord may accept rent in the holdover amount and concurrently commence legal proceedings to regain possession of the Premises.

ARTICLE XXII

COVENANTS OF LANDLORD

Section 23.1 Tenant Right of Quiet Enjoyment. Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall have the right to, during the Lease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Sections 21.1 and 23.2 hereof.

Section 23.2 Certain Rights Reserved. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and to change the design or configuration of the Building; (ii) prior to occupancy of the Premises by the Tenant, the Landlord shall have the right to relocate the Tenant within the Building provided the new premises shall be (1) reasonably usable for Tenant’s business hereunder and (2) of similar nature (including a substantially similar window line and improvements consistent with Landlord Improvements as described in Exhibit A) and size and the Base Rent and applicable percentage in Section 4.1 hereof shall be adjusted accordingly; (iii) to erect, use and maintain pipes and conduits in and through the Premises; and (iv) to grant to anyone, provided that tenant does not directly compete with Tenant’s permitted use under Section 6.,1 the exclusive right to conduct any particular business or undertaking in the Building. Landlord may exercise any or all of the forgoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant’s use or occupancy of the Premises.

ARTICLE XXIV

GENERAL PROVISIONS

Section 24.1 No Representations. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises, the Building, or the land on which the Building is located, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

Section 24.2 Financing Requirements. In the event that any person, including but not limited to any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, or other financial institution providing the first mortgage interim construction financing for the Building and/or the first mortgage permanent financing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) do not adversely affect Tenant’s use of the Premises as herein permitted, (ii) do not materially alter the approved architectural plans and specifications or the description of Landlord’s work, if any, in the Work Agreement, (iii) do not increase the rentals and other sums required to be paid by Tenant hereunder and (iv) do not materially increase Tenant’s obligations or materially decrease Tenant’s rights hereunder, Landlord shall submit such required modifications to Tenant, and if Tenant does not enter into and execute a written amendment hereto incorporating such required modifications within thirty (30) days after the same have been submitted to Tenant by Landlord, Landlord shall have the right, at its sole option, to (1) cancel this Lease, (2) to sign on behalf of the Tenant pursuant to a power of attorney, which is hereby expressly granted to the Landlord by Tenant, or (3) to declare an Event of Default under this Lease. Such options shall be exercisable by Landlord giving Tenant written notice of the option elected.

Section 24.3 No Partnership. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

Section 24.4 Brokers. Landlord recognizes Summit Commercial Real Estate as representing Landlord and Long and Foster as representing Tenant in procuring this Lease and shall pay said broker(s) a commission therefor pursuant to a separate agreement between said broker(s) and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided above, neither of them has employed or dealt with any broker, agent, or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.

Section 24.5 Tenant Estoppel and Certificates. At any time from time to time, upon not less than ten (10) business days’ prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating that all Tenant work has been satisfactorily completed, or if not, a list of items excepted; (v) any other certification reasonably required by Landlord; and (vi) stating the address to which notices to Tenant are to be sent. Any statement delivered by Tenant may be relied upon by any owner of the Building or the land upon which it is situated, any prospective purchaser of the Building or such land mortgage or prospective mortgagee of the Building or such land or of Landlord’s interest therein, or any prospective assignee of any such mortgagee.

Section 24.6 Waiver of Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANTS USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OR INJURY OR DAMAGE.

Section 24.7 Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord, at Empire Leasing, 1627 K St. NW, Lower Level, Washington, DC 20036 (ii) if to Tenant, at 1749 Old Meadow Drive Suite 300, Tysons Corner VA 22102. Either party may change its address for the giving of notices by notice given in accordance with this Section.

Section 24.8 Severability. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 24.9 Gender. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

Section 24.10 Successors and Assigns. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof prohibiting assignment or subletting by Tenant.

Section 24.11 Entire Agreement. This Lease contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

Section 24.12 Headings. Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

Section 24.13 Execution and Delivery. The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

Section 24.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

Section 24.15 Calendar Days/Business Days. As used in this Lease and the exhibits thereto, all references to “days” shall be calendar days unless business days are specified. Time is of the essence with respect to obligations of Tenant under this Lease.

Section 24.16 Corporate Authority. Tenant represents and warrants to Landlord that (i) it is Limited Liability Company authorized to conduct business in Fairfax County of the Commonwealth of Virginia and (ii) the person executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant.

Section 24.17 Consent to Jurisdiction and Forum. Any litigation in connection with, or arising out of, this Lease shall be brought in the federal or local courts for the Commonwealth of Virginia. Landlord and Tenant hereby consent to such court’s exercise of personal jurisdiction over them. Tenant irrevocably appoints KAE Holdings, Inc. C/O Alvin McCoy, 1749 Old Meadow Rd., Suite 500 McLean, VA 22102 as Tenant’s agent for receipt of service of process on Tenant’s behalf in connection with any suit, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Lease. Service shall be effected by any means permitted by the court in which any action is filed.

Section 24.18 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first above written.

LANDLORD:

ATTEST OR WITNESS:	Scandium LLC

a Virginia limited liability company

By:

TENANT:

KAE Holdings, Inc. a Delaware corporation

ATTEST OR WITNESS:

By:
	Name:	Kurt McHenry
	Title:	Partner

EXHIBIT A

1

EXHIBIT B

WORK AGREEMENT

Except as otherwise expressly provided in the Lease and this Exhibit B, Tenant accepts the Premises in its as-is condition. Landlord shall provide Tenant with a Leasehold Improvement Allowance equal to Fifteen Dollars ($15.00) per RSF for improvements made inside the Premises. Tenant’s contractor is subject to Landlord approval. If Tenant uses CDH Construction as its contractor, Landlord will pay CDH Construction directly for improvements actually made to the Premises for an amount not exceed the Leasehold Improvement Allowance. Part of Tenant’s work shall include Tenant extending the corridor in the area shown in a grid pattern on Exhibit A and installing code compliant demising wall where necessary to separate the Premises from the balance of the floor.

All improvements shall be subject to Landlord prior written approval.

Tenant may have access to the kitchen on the other side of the 5th floor and 2-4 offices on the 5th floor outside of the Premises while a kitchenette and buildout work is going on in the Premises. Landlord may terminate this right at any time with 30 days’ notice if Landlord leases such space to another tenant.

2

EXHIBIT C

DECLARATION OF COMMENCEMENT DATES

THIS DECLARATION OF COMMENCEMENT DATES is made as of the 22nd   day of October  , 2019, by and between Scandium LLC (“Landlord”), a Virginia limited liability company (“Landlord”), and KAE Holdings, Inc. a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant entered into that certain Deed of Lease (the “Lease”) dated as of October 22nd         , 2019, for the lease of certain Premises (as defined in the Lease) in that certain office building located at 1749 Old Meadow Road, McLean, VA 22102.

B.The Lease provides that after the Commencement Dates have been determined, Landlord and Tenant shall enter into a written declaration setting forth the Commencement Dates and date upon which the Lease Term (as defined in the Lease) will expire.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.The Lease Commencement Date is    October 22nd   , 2019, The Rent Commencement Date is December 1  , 2019 and the Lease Term shall expire on   November 30, 2023     , unless terminated earlier [or extended] in accordance with the terms of the Lease.

2.The improvements and space required to be furnished to Tenant under the terms of the Lease and all other matters required to be furnished or performed by Landlord have been completed in all respects in accordance with the terms of the Lease. Tenant acknowledges that Tenant has had an opportunity to inspect the Premises and accepts the Premises in its condition “as is”.

3.All duties of Landlord of an inducement nature have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord.

4.Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease. Landlord has made no representations or commitments, oral or written, or undertaken any obligations other than as may be expressly set forth in the Lease.

5.Except as amended by this Declaration, the Lease continues in full force and effect in accordance with its terms and is enforceable against Landlord and Tenant in accordance with its terms. No claim, set-off or defense exists for the benefit of Tenant against Landlord in connection with the Lease, and to the extent any claims, set-offs or defenses exist, they are hereby waived and relinquished in their entirety.

3

IN WITNESS WHEREOF, Landlord and Tenant have executed this Declaration of Commencement Dates as of the date first above written.

LANDLORD:

ATTEST OR WITNESS:	Scandium LLC
a Virginia limited liability company

By:
Name:
Title:

TENANT:

ATTEST OR WITNESS:	KAE Holdings, Inc. a Delaware corporation

By:
	Name:	Kurt McHenry
	Title:	Partner

4

EXHIBIT D

RULES AND REGULATIONS

1.	Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of the Building, except as authorized by Landlord.
2.	No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of Tenant.
3.	If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.
4.	All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the tenant by a person or company approved by Landlord.
5.	The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.
6.	No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills as so to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside any tenant’s premises.
7.	Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. at all hours on Saturday, Sundays, and holidays all persons who are not tenants or tenant’s customers or their accompanied guests in the Building. Each tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable for Landlord for all acts of such person.

8.	Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.
9.	During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.
10.	Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness of the premises.
11.	No tenant shall obtain or maintain for use upon its premises coin-operated vending machines without the prior written consent of Landlord.
12.	Each tenant shall see that all doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the tenant shall make good all injuries sustained by other tenants or occupants of the Building of Landlord. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.
13.	As more specifically provided in each tenant’s lease of its premises, tenants shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning, and shall refrain from attempting to adjust any controls.
14.	No tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock.
15.	No tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished the tenant or which the tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, the tenant shall pay Landlord therefor. Landlord shall provide up to 15 electronic access cards free of charge, and Tenant shall pay $50/card for any additional access cards.
16.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant, who, or whose employees or invitees, shall have caused it.

17.	No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. No tenant shall use any method of heating or air conditioning other than that supplied by Landlord.
18.	No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Building excluding service animals.
19.	No cooking shall be done or permitted by any tenant on its premises (except that use by the tenant of Underwriters’ Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for tenants and their employees shall be permitted, provided that such equipment and use is in accordance with applicable federal and local laws, codes, ordinances, rules and regulations) nor shall any premises be used for lodging.
20.	Except with prior written consent of Landlord, no tenant shall sell, permit the sales, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the premises of any tenant be used for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in such tenant’s lease.
21.	If any tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.
22.	Landlord will direct electricians as to where and how telephone and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all premises shall be subject to the written approval of Landlord.
23.	No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. No tenant shall interfere with radio or television broadcasting or reception from or in the Building or elsewhere.
24.	No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

25.	No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord. Landlord shall have the right to prescribe the weight, size and position of all sales, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Except for Landlord’s or its agent’s gross negligence or intentional misconduct, Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of the tenant. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant shall be equipped, at the tenant’s expense, with on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.
26.	No tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No tenant shall mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in anyway deface such premises or any part thereof.
27.	There shall not be used in any space, or in the public areas of the Building, either by a tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into or kept in or about the premises.
28.	Each tenant shall store all its trash and garbage within the interior of its premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such time as Landlord may designate.
29.	Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building.
30.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.
31.	Without the prior written consent of Landlord, no tenant shall use the name of the Building in connection with or in promoting or advertising the business of the tenant except as the tenant’s address and except in connection with Tenant’s mobile application.

32.	Each tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
33.	Each tenant assumes any and all responsibility for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the premises closed.
34.	The requirements of each tenant will be attended to only upon applications at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless special instructions from Landlord, and no employees will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.
35.	Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.
36.	Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Each tenant shall abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.
37.	All wallpaper or vinyl fabric materials which a tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs may necessary thereby shall be made by Landlord at the tenant’s expense.
38.	Each tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excess wear and tear to carpeting. If tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by tenant.
39.	Each tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service to tenants, to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.
40.	Each tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.
41.	Each tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by the tenant’s employees, agents, clients, customers, invitees and guests.

42.	Landlord hereby designates the following days as holidays (on the dates observed by the Federal government), on which days services will not be provided and normal Building operating hours will not be followed:

New Year’s Day

Washington’s Birthday

Martin Luther King’s Birthday

Memorial Day

Independence Day

Labor Day

Columbus Day

Veterans Day

Thanksgiving Day and the day after Thanksgiving

Christmas Day.

Landlord reserves the right, at it sole option, (i) to designate any other legal public holiday as a holiday if so promulgated pursuant to Title 5, Section 6103 of the United States Code (except for Inauguration Day) and (ii) to designate the Friday after Thanksgiving Day as a holiday if Landlord reasonably determines that many of the occupants of the Building will be observing that day as a holiday.

43.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.